Exhibit 10(k)(2)
[Grantee]
[Address]
[Address]
Dear [Grantee]:
     This letter agreement amends the Restricted Stock award granted to you on [Grant Date] pursuant to the terms of The Scotts Miracle-Gro Company 2003 Stock Option and Incentive Equity Plan, as amended from time to time (the “Plan”), and The Scotts Miracle-Gro Company 2003 Stock Option and Incentive Equity Plan Award Agreement for Nondirectors (the “Award Agreement”). This amendment shall be effective as of October 30, 2007 (the “Amendment Effective Date”). Unless otherwise defined in this letter agreement, capitalized terms used herein shall have the meanings provided to them in the Award Agreement.
     As provided in your Award Agreement, your Restricted Stock will vest on [vesting date] (the “Vesting Date”), subject to the terms of the Plan and the Award Agreement, as amended by this letter agreement. This letter agreement clarifies that, if your employment terminates (as defined in the Plan) for any reason prior to the Vesting Date, any unvested shares of your Restricted Stock will be forfeited as of the date of your termination, and supersedes in its entirety Section 1.01[1] of your Award Agreement.
     Additionally, the Committee has determined, and the Plan has been amended to provide, that a reasonable rate of interest will be calculated with respect to certain cash dividends held in escrow during the Restriction Period (as defined in the Plan) relating to your shares of Restricted Stock. Accordingly, the following paragraph is hereby added to the Award Agreement:
“A reasonable rate of interest, as determined by the Committee in its sole discretion, will be credited to you and held by the Company in escrow during the Restriction Period (as defined in the Plan) with respect to any cash dividends that were or are declared and paid in respect of your shares of Restricted Stock during the period that began on December 20, 2006 and that ends on the Vesting Date. At the end of the Restriction Period, such interest will be distributed to you if all restrictions and conditions relating to your shares of Restricted Stock are met or will be forfeited if those restrictions and conditions have not been met.”

THE SCOTTS MIRACLE-GRO COMPANY

By:

Title:

Acknowledged and agreed,
effective as of the Amendment
Effective Date:

Grantee’s Signature